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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements of Hill International, Inc. and subsidiaries on Forms S-3 (No. 333-162298, No. 333-114816, No. 333-148156 and No. 333-175822), Form S-4 (No. 333-175823) and Forms S-8 (No. 333-137512, No. 333-141814, No. 333-155332, No. 333-182282 and No. 333-189547) of our report dated March 14, 2014, on our audits of the consolidated financial statements and financial statement schedule as of December 31, 2013 and 2012 and for each of the years in the three-year period ended December 31, 2013, and the effectiveness of Hill International, Inc. and Subsidiaries' internal control over financial reporting as of December 31, 2013 which report appears in this Annual Report on Form 10-K, to be filed on or about March 14, 2014.

/s/ EisnerAmper LLP
Iselin, New Jersey
March 14, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM